EXHIBIT 99.1

For Immediate Release

Contact:	Mary Beth Steiginga
630 Godwin Avenue
Midland Park, NJ 07432
201-444-7100

PRESS RELEASE

STEWARDSHIP FINANCIAL CORPORATION
DECLARES CASH DIVIDEND

Midland Park, NJ – December 16, 2010 - The Board of Directors of Stewardship Financial Corporation (NASDAQ: SSFN), parent company of Atlantic Stewardship Bank, has declared a $0.05 per share cash dividend.  Common stockholders of record as of January 14, 2011 will be paid the dividend on February 1, 2011.
In announcing the dividend, Chairman William C. Hanse stated, “We are pleased to continue to recognize our shareholders with this dividend.  The board remains diligent in monitoring the Corporations dividends during these uncertain economic times.”
Paul Van Ostenbridge, President and Chief Executive Officer continued, “Management is constantly monitoring all challenges to mitigate potential problems in the future.  The Board of Directors remains committed to providing value to our shareholders as well as giving back to the community through the bank’s unique tithing mission.”
Stewardship Financial Corporation’s subsidiary, Atlantic Stewardship Bank is celebrating its twenty-fifth year of service and has 13 banking offices in Midland Park, Hawthorne (2 offices), Montville, North Haledon, Ridgewood, Pequannock, Waldwick, Wayne (3 offices), Westwood and Wyckoff, New Jersey.  Please visit our website at www.asbnow.com or call 201-444-7100 for information regarding our products and services.

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